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                                                                 Exhibit 99.(b)2

                           AMENDED AND RESTATED BYLAWS
                                       OF
            WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION PROTECTED
                                SECURITIES FUND 2

                           (Dated as of May 4, 2004)

                                    ARTICLE 1
             PRINCIPAL OFFICE AND AGREEMENT AND DECLARATION OF TRUST

       1.1 PRINCIPAL OFFICE OF THE TRUST. A principal office of the Trust shall be located in Pasadena, California. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

       1.2 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                    ARTICLE 2
                              MEETINGS OF TRUSTEES

       2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders.

       2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

       2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the

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meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

       2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                    ARTICLE 3
                                    OFFICERS

       3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder and shall be considered an officer of the Trustees and not of the Trust. Any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

       3.2 ELECTION. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected or at any other time. Vacancies in any office may be filled at any time.

       3.3 TENURE. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, retires, is removed with or without cause or becomes disqualified. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

       3.4 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

       3.5 CHAIRMAN; PRESIDENT; VICE PRESIDENT. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The Chairman of the Trustees shall perform such other duties as may be assigned to him by the Trustees, but shall have no individual authority to act for the Trust as an officer of the Trust. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

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       3.6    TREASURER; ASSISTANT TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, subadviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

       3.7 SECRETARY; ASSISTANT SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

       3.8 RESIGNATIONS. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                   COMMITTEES

       4.1 QUORUM; VOTING. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

       Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings.

                                    ARTICLE 5
                                     REPORTS

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       5.1    GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6
                                   FISCAL YEAR

       6.1 GENERAL. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

                                    ARTICLE 7
                                      SEAL

       7.1 GENERAL. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8
                               EXECUTION OF PAPERS

       8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                    ARTICLE 9
                         ISSUANCE OF SHARE CERTIFICATES

       9.1 SHARE CERTIFICATES. Each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

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       Notwithstanding the foregoing, in lieu of issuing certificates for
Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

       9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

       9.3 ISSUANCE OF NEW CERTIFICATES TO PLEDGEE. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

       9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

                                   ARTICLE 10
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

       10.1 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust, (ii) with respect to any Manager or subadviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 5 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX, Section 5 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 8 of the Declaration of Trust, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these

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Bylaws, or required by applicable law. Except as otherwise provided in the
Declaration of Trust or in respect of the terms of a class or series of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

       10.2 VOTING POWER AND MEETINGS. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees (including a majority of the Continuing Trustees) to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the time, day, place and purpose of the meeting shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly

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before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.5 of these Bylaws.

       10.3 QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

       10.4 ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

       10.5 ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER PROPOSALS

           (a) As used in this Section 10.5, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of
       Section 10.2 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

           (b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.5. Only persons who are nominated in accordance with the procedures set forth in this Section 10.5 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures

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       set forth in this Section 10.5, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

           (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.5(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.5(c) is delivered to the Secretary.

              In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year's annual meeting; PROVIDED, HOWEVER, with respect to the annual meeting to be held in the calendar year 2004, the Shareholder Notice must be so delivered or mailed and so received on or before February 1, 2004; PROVIDED FURTHER, HOWEVER, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

              Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d),
         (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the

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         "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 10.5(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

              Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal;
         (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.5, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

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           (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.5(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth
       (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

           (e) For purposes of this Section 10.5, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

           (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.5.

           (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.5 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

           (h) Notwithstanding anything to the contrary in this Section 10.5 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.5 shall be construed as creating any implication or presumption as to the requirements of federal law.

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                                   ARTICLE 11
                                  RECORD DATES

       11.1 GENERAL. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                   ARTICLE 12
                          SHARES OF BENEFICIAL INTEREST

12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Trustees.

       12.1   STATEMENT CREATING FIVE SERIES OF TAXABLE PREFERRED SHARES.

                                   DESIGNATION

       SERIES M: A series of 3,280 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Series M Taxable Auction Market Preferred Shares" and is referred to below as "Series M." Each of the 3,280 shares of Series M shall be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to Series M, as set forth in Part I and Part II of this
Article 12. Any shares of Series M issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series M; shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to Series M, as set forth in Part I and Part II of this
Article 12. The Series M shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series M shall be identical except as provided in this Section 12.1.

       SERIES T: A series of 3,280 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Series T Taxable Auction Market Preferred Shares" and is referred to below as "Series T." Each of the 3,280 shares of Series T shall be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to Series T, as set forth in Part I and Part II of this
Article 12. Any shares of Series T issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series T; shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to Series T, as set forth in Part I and Part II of this
Article 12. The Series T shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series T shall be identical except as provided in this Section 12.1.

       SERIES W: A series of 3,280 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Series W Taxable Auction Market Preferred Shares" and is referred to below as "Series W." Each of the 3,280 shares of Series W shall be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to Series W, as set forth in Part I and Part II of this
Article 12. Any shares of Series W issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series W; shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to Series W, as set forth in Part I and Part II of this
Article 12. The Series W shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series W shall be identical except as provided in this Section 12.1.

       SERIES TH: A series of 3,280 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Series TH Taxable Auction Market Preferred Shares" and is referred to below as "Series TH." Each of the 3,280 shares of Series TH shall be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to Series TH, as set forth in Part I and Part II of this Article 12. Any shares of Series TH issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series TH, shall have; for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to Series TH, as set forth in Part I and Part II of this Article 12. The Series TH shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series TH shall be identical except as provided in this Section 12.1.

       SERIES F: A series of 3,280 shares of preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Series F Taxable Auction Market Preferred Shares" and is referred to below as "Series F," and, together with Series M, Series T, Series W and Series TH the "Preferred Shares." Each of the 3,280 shares of Series F shall be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust, as amended and restated, applicable to Series F, as set forth in Part I and Part II of this Article 12. Any shares of Series F issued thereafter shall be issued on the first day of a Rate Period of the then outstanding shares of Series F; shall have, for such Rate Period, an Applicable Rate equal to the Applicable Rate for shares of such series established in the first Auction for shares of such series preceding the date of such issuance; and shall have such other preferences, voting powers, terms of redemption and special or relative rights or privileges, in addition to those required by applicable law or set forth in the Declaration of Trust applicable to Series F, as set forth in Part I and Part II of this Article 12. The Series F shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series F shall be identical except as provided in this Section 12.1.

                                   DEFINITIONS

       As used in Parts I and II of this Section 12.1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

           (a) "Affected Series" shall have the meaning specified in paragraph 4(c)(i) of Part I of this Section 12.1.

           (b) "Affiliate" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; PROVIDED, HOWEVER, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate, nor shall any corporation, one of the trustees, directors or executive officers of which is a Trustee or any Person controlled by, in control of or under common control with such corporation, be deemed to be an Affiliate solely because such trustee, director or executive officer is also a Trustee.

           (c) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

           (d) "Applicable Percentage" means the percentage determined based on the prevailing credit rating assigned to the series of Preferred Shares on such date by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) as follows:

                             CREDIT RATINGS
          -------------------------------------------------   APPLICABLE
             MOODY'S                          FITCH           PERCENTAGE
          --------------------------------------------------------------
               Aaa                             AAA               125%
           Aa3 to Aa1                       AA- to AA+           150%
            A3 to A1                         A- to A+            200%
          Baa3 to Baa1                     BBB- to BBB+          250%
           Below Baa3                       Below BBB-           300%

           For purposes of this definition only, the "prevailing credit rating" of shares of a series of Preferred Shares shall be (i) AAA if such shares have a rating of Aaa by Moody's or AAA by Fitch or the equivalent of such ratings by a Substitute Rating Agency; (ii) if not AAA, then AA- if such shares have a rating of Aa3 or better by Moody's or AA- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency,
       (iii) if not AA- or higher, then A- if such shares have a rating of A3 or better by Moody's or A- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency, (iv) if not A- or higher, then BBB- if such shares have a rating of Baa3 or better by Moody's or BBB- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency, and (v) if not BBB- or higher, then below BBB-.

           The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers and subject to paragraph 4(d) of Part I of this Section 12.1, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's and Fitch to provide a rating for each series of Preferred Shares. If Moody's or Fitch shall not make such a rating available, the Trust, after consultation with the Lead Broker-Dealer or its affiliates and successors, shall select another Rating Agency to act as a Substitute Rating Agency. Notwithstanding the foregoing, the Trust shall not be required to have more than one Rating Agency provide a rating for any series of the Preferred Shares.

           (e) "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of Part I of this Section 12.1.

           (f) "Applicable Spread" means the spread determined based on the prevailing credit rating assigned to the series of Preferred Shares on such date by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) as follows:

                             CREDIT RATINGS
          -------------------------------------------------   APPLICABLE
             MOODY'S                          FITCH             SPREAD
          --------------------------------------------------------------
             MOODY'S                          FITCH
               Aaa                             AAA               125 bps
           Aa3 to Aa1                       AA- to AA+           150 bps
            A3 to A1                         A- to A+            200 bps
          Baa3 to Baa1                     BBB- to BBB+          250 bps
           Below Baa3                       Below BBB-           300 bps

           For purposes of this definition only, the "prevailing credit rating" of shares of a series of Preferred Shares shall be (i) AAA if such shares have a rating of Aaa by Moody's or AAA by Fitch or the equivalent of such ratings by a Substitute Rating Agency; (ii) if not AAA, then AA- if such shares have a rating of Aa3 or better by Moody's or AA- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency,
       (iii) if not AA- or higher, then A- if such shares have a rating of A3 or better by Moody's or A- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency, (iv) if not A- or higher, then BBB- if such shares have a rating of Baa3 or better by Moody's or BBB- or better by Fitch or the equivalent of such ratings by a Substitute Rating Agency, and (v) if not BBB- or higher, then below BBB-.

           The Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers and subject to paragraph 4(d) of Part I of this Section 12.1, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's and Fitch to provide a rating for each series of Preferred Shares. If Moody's or Fitch shall not make such a rating available, the Trust, after consultation with the Lead Broker-Dealer or its affiliates and successors, shall select another Rating Agency to act as a Substitute Rating Agency. Notwithstanding the foregoing, the Trust shall not be required to have more than one Rating Agency provide a rating for any series of the Preferred Shares.

           (g) "Approved Foreign Nations" shall have the meaning set forth in paragraph (4) of the definition of "Fitch Eligible Assets."

           (h) "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Trustees and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

           (i) "ARMs" shall have the meaning set forth in paragraph (8)(G) of the definition of "Moody's Eligible Assets."

           (j) "Auction" shall mean each periodic implementation of the Auction Procedures.

           (k) "Auction Agent" shall mean the entity appointed as such by a resolution of the Trustees in accordance with paragraph 6 of Part II of this Section 12.1.

           (l) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

           (m) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Section 12.1.

           (n) "Auditor's Confirmation" shall have the meaning specified in paragraph 6(c) of Part I of this Section 12.1.

           (o) "Available Preferred Shares" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

           (p) "Bank Loans" shall mean direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

           (q) "Beneficial Owner," with respect to shares of a series of Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

           (r) "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

           (s) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1; PROVIDED, HOWEVER, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

           (t) "Brady Bonds" shall mean securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring under a plan introduced by former U.S. Secretary of the Treasury Nicholas F. Brady.

           (u) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Section 12.1, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

           (v) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent on behalf of the Trust and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in
       Part II of this Section 12.1.

           (w) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday nor a Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

           (x) "Canadian Bonds" shall have the meaning set forth in paragraph
       (4) of the definition of "Fitch Eligible Assets."

           (y) "Closing Transaction" shall mean a transaction which terminates a futures contract or option held by the Trust by the Trust taking an opposite position thereto.

           (z) "CMOs" shall have the meaning set forth in paragraph (8)(B) of the definition of "Moody's Eligible Assets" below.

           (aa) "Common Shares" shall mean the common shares of beneficial interest of the Trust.

           (bb) "Corporate Debt Securities" shall have the meaning set forth in paragraph (4) of the definition of "Fitch Eligible Assets."

           (cc) "Cure Date" shall mean the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

           (dd) "Currency Discount Factor" shall have the meaning set forth in paragraph (12) of the definition of "Moody's Discount Factor" below.

           (ee) "Date of Original Issue," with respect to shares of a series of Preferred Shares, shall mean the date on which the Trust initially issued such shares.

           (ff) "Declaration of Trust" shall mean the Trust's Agreement and Declaration of Trust in effect from time to time.

           (gg) "Deposit Securities" shall mean cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A1 or F-1 by Fitch.

           (hh) "Discounted Value," as of any Valuation Date, shall mean (i) with respect to a Fitch Eligible Asset or Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the lesser of the Market Value thereof and the par value thereof divided by the Fitch Discount Factor for a Fitch Eligible Asset or the Moody's Discount Factor for a Moody's Eligible Asset; or (ii) with respect to a Fitch Eligible Asset or Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value and call price thereof divided by (2) the Fitch Discount Factor for Fitch Eligible Assets or the Moody's Discount Factor for Moody's Eligible Assets.

           (ii) "Dividend Payment Date," with respect to shares of a series of Preferred Shares, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph 2(d) of
       Part I of this Section 12.1.

           (jj) "Dividend Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

           (kk) "DRDs" shall mean preferred shares the dividends on which qualify for the inter-corporate dividends received deduction.

           (ll) "Existing Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.

           (mm) "Exposure Period" shall mean the period commencing on a given Valuation Date and ending 49 days thereafter.

           (nn) "Failure to Deposit," with respect to shares of a series of Preferred Shares, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 Noon, New York City time, (A) on any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after Notice of Redemption is mailed pursuant to paragraph 8(c) of Part I of this Section 12.1; PROVIDED, HOWEVER, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption; and PROVIDED, FURTHER, that no Failure to Deposit shall exist on a day that would have been a Dividend Payment Date but for the occurrence of one or more of the events described in paragraph 5(b) of
       Part II of this Section 12.1.

           (oo) "FFCB," "FHLB," "FHLMC" and "FNMA" shall have the respective meanings set forth in paragraph (8) of the definition of "Moody's Eligible Assets" below.

           (pp) "FHLB, FNMA and FFCB Debentures" shall have the meaning set forth in paragraph (8) of the definition of "Moody's Eligible Assets" below.

           (qq) "Fitch" shall mean Fitch Ratings and its successors.

           (rr) "Fitch Discount Factor" shall mean, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

                     (1) CORPORATE DEBT SECURITIES: The percentage determined by reference to the rating of the Corporate Debt Security in accordance with the table set forth below.

TERM TO MATURITY OF                                                                                      NOT RATED
CORPORATE DEBT                                                                                           OR BELOW
SECURITY(1)                                     AAA          AA          A          BBB          BB         BB
---------------------------------------        ------      ------      ------      ------      ------    ---------
3 years or less                                106.38%     108.11%     109.89%     111.73%     129.87%     151.52%
5 years or less (but longer than 3
years)                                         111.11%     112.99%     114.94%     116.96%     134.24%     151.52%
7 years or less (but longer than 5
years)                                         113.64%     115.61%     117.65%     119.76%     135.66%     151.52%
10 years or less (but longer than 7
years)                                         115.61%     117.65%     119.76%     121.95%     136.74%     151.52%
15 years or less (but longer than 10
years)                                         119.76%     121.95%     124.22%     126.58%     139.05%     151.52%
More than 15 years                             124.22%     126.58%     129.03%     131.58%     144.55%     151.52%

----------
           (1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (E.G., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (E.G., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "Not Rated or Below BB" in this table.

                     The Fitch Discount Factors presented in the immediately preceding table apply to Corporate Debt Securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a Corporate Debt Security not rated or rated below BB by Fitch shall apply to any non-Performing Corporate Debt Security with a price equal to or greater than $0.20. If a Corporate Debt Security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the Corporate Debt Security will be used (E.G., where the actual rating is A-, the rating for Corporate Debt Securities rated BB- will be used). The Fitch Discount Factor for a Corporate Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

                     The Fitch Discount Factors presented in the immediately preceding table will also apply to (i) interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table; and
         (ii) Tradable Credit Baskets, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the Tradable Credit Baskets. The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table. The Fitch Discount Factors presented in the immediately preceding table will also apply to preferred trust certificates, the rating on which will by determined by the underlying debt instruments in the trust, unless such preferred trust certificates are determined by Fitch to qualify for a traditional equity discount factor, in which case the Fitch Discount Factor shall be 370%.

                     (2) SHORT-TERM INSTRUMENTS: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Corporate Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature within, or have a demand feature at par exercisable within, the Exposure Period; and (B) 125%, so long as such portfolio securities neither mature within nor have a demand feature at par exercisable within the Exposure Period. A Fitch Discount factor of 100% will be applied to cash.

                     (3)   U.S. GOVERNMENT SECURITIES AND U.S. TREASURY STRIPS:

              TIME REMAINING TO MATURITY                         DISCOUNT FACTOR
              --------------------------                         ---------------
              1 year or less                                          102%
              2 years or less (but longer than 1 year)                103%
              3 years or less (but longer than 2 years)               105%
              4 years or less (but longer than 3 years)               107%
              5 years or less (but longer than 4 years)               109%
              7 years or less (but longer than 5 years)               112%
              10 years or less (but longer than 7 years)              114%
              Greater than 10 years                                   122%

                     (4) RULE 144A SECURITIES: The Fitch Discount Factor applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

                     (5) ASSET-BACKED AND MORTGAGE-BACKED SECURITIES: The percentage determined by reference to the asset type in accordance with the table set forth below.

                                                                                         DISCOUNT FACTOR
                                                                                         ---------------
              ASSET TYPE (with time remaining to maturity, if applicable)
              U.S. Treasury/agency securities (10 years or less)                               118%
              U.S. Treasury/agency securities (greater than 10 years)                          127%
              U.S. agency sequentials (10 years or less)                                       128%
              U.S. agency sequentials (greater than 10 years)                                  142%
              U.S. agency principal only securities                                            236%
              U.S. agency interest only securities
                   (with Market Value greater than $0.40)                                      498%
              U.S. agency interest only securities
                   (with Market Value less than or equal to $0.40)                             214%
              AAA LockOut securities, interest only                                            236%
              U.S. agency planned amortization class bonds (10 years or less)                  115%
              U.S. agency planned amortization class bonds (greater than 10 years)             136%
              AAA sequentials (10 years or less)                                               118%
              AAA sequentials (greater than 10 years)                                          135%
              AAA planned amortization class bonds (10 years or less)                          115%
              AAA planned amortization class bonds (greater than 10 years)                     140%
              Jumbo mortgages rated AAA(1)                                                     123%
              Jumbo mortgages rated AA(1)                                                      130%
              Jumbo mortgages rated A(1)                                                       136%
              Jumbo mortgages rated BBB(1)                                                     159%
              Commercial mortgage-backed securities rated AAA                                  131%
              Commercial mortgage-backed securities rated AA                                   139%
              Commercial mortgage-backed securities rated A                                    148%
              Commercial mortgage-backed securities rated BBB                                  177%
              Commercial mortgage-backed securities rated BB                                   283%
              Commercial mortgage-backed securities rated B                                    379%
              Commercial mortgage-backed securities rated CCC or not rated                     950%

              ------------
              (1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

                     (6) BANK LOANS: The percentage determined by reference to the Fitch Loan Category in accordance with the table set forth below.

                       FITCH LOAN CATEGORY          DISCOUNT FACTOR
                       -------------------          ---------------
                       A                                  126%
                       B                                  157%
                       C                                  184%
                       D                                  433%

                     (7) MUNICIPAL DEBT OBLIGATIONS: The Fitch Discount Factor applied to municipal debt obligations will be the percentage determined by reference to the table set forth below:

                                                        FITCH RATING CATEGORY
         EXPOSURE PERIOD            AAA(1)     AA(1)      A(1)      BBB(1)     F1(2)    UNRATED(3)
         ---------------            -----      -----      ---       ------     -----    ---------
         7 weeks                    151%      159%       166%       173%       136%       225%
         8 weeks or less but
         greater than 7 weeks       154%      161%       168%       176%       137%       231%
         9 weeks or less but
         greater than 8 weeks       158%      163%       170%       177%       138%       240%

         ------------
         (1) Fitch rating.
         (2) Municipal debt obligations rated by Fitch which do not mature, but have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
         (3) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (E.G., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (E.G., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "Unrated" in this table.

                     (8) FOREIGN BONDS: The Fitch Discount Factor (A) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction or (2) a Foreign Bond the principal of which is denominated in U.S. dollars, will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with paragraph (i) of this definition of "Fitch Discount Factor," or (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction or (2) a bond issued by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

                     (9) STRUCTURED NOTES: The Fitch Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Fitch Discount Factor determined in accordance with paragraph (i) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Fitch Discount Factor in the table in paragraph (i); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Fitch Discount Factor determined in accordance with paragraph (v) under this definition.

                     (10) CONVERTIBLE SECURITIES: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premiums greater than 100% nor (y) a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                     The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles, and (B) 179% for below investment grade convertibles so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                     The Fitch Discount Factor applied to convertible securities which have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve is 370%.

                     (11) PREFERRED SECURITIES: The percentage determined by reference to the rating of a preferred security in accordance with the table set forth below.

                                                        FITCH RATING CATEGORY
                                                                                       NOT RATED OR
         PREFERRED SECURITY(1)        AAA        AA         A         BBB        BB      BELOW BB
         ---------------------        ---        --         -         ---        --      --------
         Taxable Preferred          130.58%    133.19%   135.91%     138.73%    153.23%    161.08%
         Dividend Received
         Deduction (DRD)
         Preferred                  163.40%    163.40%   163.40%     163.40%   201.21%     201.21%

         ------------
         (1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (E.G., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (E.G., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "Not Rated or Below BB" in this table.

           (ss) "Fitch Eligible Asset" shall mean

                     (1) cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating Agency if the payment date is within thirty days of the

         Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is otherwise within the Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) with counterparties having a long-term debt rating of at least BBB- from Fitch or the equivalent from another Rating Agency or (B) with counterparties having a Short Term Money Market Instrument rating of at least F1+ by Fitch or the equivalent by another Rating Agency;

                     (2) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (2) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

                     (3)   U.S. Government Securities and U.S. Treasury Strips;

                     (4) debt securities if (A) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager; and (B) such securities are issued by (1) a U.S. corporation, limited liability company, limited partnership, or equivalent form of organization, (2) a corporation, limited liability company, limited partnership, or equivalent form of organization domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain, the United Kingdom, or any country represented in the JP Morgan Emerging Markets Bond Index Plus (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions, including Brady Bonds (the debt securities described in clauses (2) and (3) being referred to collectively as "Foreign Bonds"),
         (4) a corporation, limited liability company, limited partnership, or equivalent form of organization domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros; (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Trust's investment manager or portfolio manager; (d) they were issued by a U.S. corporation, limited liability company, limited partnership, or equivalent form of organization; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (4) are herein referred to as "Corporate Debt Securities";

                     (5) preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB-or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks' issue must be at least $50 million;

                     (6)   asset-backed and mortgage-backed securities;

                     (7)   Rule 144A Securities;

                     (8)   Bank Loans;

                     (9) municipal debt obligations that (A) pay interest in cash and (B) are part of an issue of municipal debt obligations of at least $5 million, except for municipal debt obligations rated below A by Fitch or, in the absence of a Fitch rating, the equivalent rating by another Rating Agency, in which case the minimum issue size is $10 million;

                     (10) Tradable Credit Baskets (E.G., Traded Custody Receipts or TRACERs and Targeted Return Index Securities Trust or TRAINS);

                     (11)  convertible debt and convertible preferred stocks;
         and

                     (12)  any other security or instrument approved by Fitch.

           Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Trust of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Preferred Shares.

           Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

           Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset,
       (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

           Portfolio holdings as described above will be included in Fitch Eligible Assets to the extent they are within the following diversification and issue size requirements:

       SECURITY RATED AT            MAXIMUM SINGLE            MAXIMUM SINGLE          MINIMUM ISSUE SIZE
       LEAST                           ISSUER(1)             INDUSTRY(1),(2)          ($ IN MILLIONS)(3)
         AAA                                100%                      100%                   $ 100
         AA-                                 20%                       75%                     100
         A-                                  10%                       50%                     100
         BBB-                                 6%                       25%                     100
         BB-                                  4%                       16%                      50
         B-                                   3%                       12%                      50
         CCC or Below                         2%                        8%                      50

       (1) Percentages represent a portion of the aggregate market value of Corporate Debt Securities.
       (2) Industries are determined according to Fitch Industry
           Classifications, as defined herein.
       (3) Preferred stock has a minimum issue size of $50 million.

           (tt) "Fitch Hedging Transaction" shall have the meaning specified in paragraph 10(b) of Part I of this Section 12.1.

           (uu) "Fitch Industry Classification" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

         1.   Aerospace & Defense
         2.   Automobiles
         3.   Banking, Finance & Real Estate
         4.   Broadcasting & Media
         5.   Building & Materials
         6.   Cable
         7.   Chemicals
         8.   Computers & Electronics
         9.   Consumer Products
         10.  Energy
         11.  Environmental Services
         12.  Farming & Agriculture
         13.  Food, Beverage & Tobacco
         14.  Gaming, Lodging & Restaurants
         15.  Healthcare & Pharmaceuticals
         16.  Industrial/Manufacturing
         17.  Insurance
         18.  Leisure & Entertainment
         19.  Metals & Mining
         20.  Miscellaneous
         21.  Paper & Forest Products
         22.  Retail
         23.  Sovereign
         24.  Supermarkets & Drugstores
         25.  Telecommunications
         26.  Textiles & Furniture
         27.  Transportation
         28.  Utilities

           The Trust shall use its discretion in determining which industry classification is applicable to a particular investment.

           (vv) "Fitch Loan Category" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

                     (1) "Fitch Loan Category A" means Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

                     (2) "Fitch Loan Category B" means: (A) Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

                     (3) "Fitch Loan Category C" means: (A) Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $0.70 but less than $0.80; (B) non-Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $0.75 but less than $0.85; and (C) Performing Bank Loans without an Approved Price rated BB- or higher by Fitch. If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (E.G., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (E.G., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used).

                     (4) "Fitch Loan Category D" means Bank Loans not described in any of the foregoing categories.

           Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

           (ww) "Foreign Bonds" shall have the meaning set forth in paragraph
       (4) of the definition of "Fitch Eligible Assets."

           (xx) "Forward Commitments" shall have the meaning specified in paragraph 10(a)(ix) of Part I of this Section 12.1.

           (yy) "GNMA" shall have the meaning set forth in paragraph (8) of the definition of "Moody's Eligible Assets" below.

           (zz) "Holder," with respect to shares of a series of Preferred Shares, shall mean the registered holder of such shares as the same appears on the record books of the Trust.

           (aaa) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

           (bbb) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, retained by the Trust that is with respect to the Trust an independent public accountant or firm of independent public accountants under the Securities Act.

           (ccc) "Initial Dividend Payment Date" means, with respect to a series of Preferred Shares, the date on which dividends are payable on such series of Preferred Shares with respect to the Initial Rate Period thereof, as determined by the Trustees of the Trust or pursuant to their delegated authority.

           (ddd) "Initial Dividend Rate" means, with respect to a series of Preferred Shares, the rate per annum applicable to the Initial Rate Period for such series of Preferred Shares, as determined by the Trustees or pursuant to their delegated authority.

           (eee) "Initial Rate Period," with respect to a series of Preferred Shares, shall be the period from and including the Date of Original Issue thereof to but excluding the Initial Dividend Payment Date thereof.

           (fff) "Late Charge" shall have the meaning specified in paragraph 2(e)(i)(B) of Part I of this Section 12.1.

           (ggg) "Lead Broker-Dealer" shall mean a Broker-Dealer designated as the "lead" Broker-Dealer by the Trust from time to time in its discretion. Initially, the Lead Broker-Dealer shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated.

           (hhh) "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

           (iii) "LIBOR Determination Date" shall have the meaning set forth in the definition of "LIBOR Rate."

           (jjj) "LIBOR Rate" on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Rate Period (as described below), which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace the page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period (as described below) in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, and (C) if only one or none of the Reference Banks provides such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period (as described below) in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided, further, that if the LIBOR and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Rate Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

           (kkk) "Lien" shall mean any material lien, mortgage, pledge, security interest or security agreement of any kind, but shall not include assets segregated on the Trust's books for regulatory or other reasons.

           (lll) "Liquidation Preference," with respect to a given number of Preferred Shares, means $25,000 times that number.

           (mmm) "London Business Day" means any day on which commercial banks are generally open for business in London.

           (nnn) "Market Value" of any asset of the Trust shall be the market value thereof determined by any pricing service designated by the Trust and approved by Moody's and Fitch, if Moody's and Fitch are then rating the Preferred Shares, and from any Substitute Rating Agency then rating the Preferred Shares (the "Pricing Service"). Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio property at the lower of the quoted bid price and the mean between the quoted bid and ask price or the yield equivalent when quotations are readily available. Securities and other property for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service, using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. If the Pricing Service fails to provide the Market Value of any securities, such securities shall be valued at the lower of two bid quotations (at least one of which shall be in writing) obtained by the Trust from two dealers who are members of the National

       Association of Securities Dealers, Inc. and are making a market in such securities. If two bid quotations are not readily available for any securities, such securities shall be valued at fair value on a consistent basis using methods determined in good faith by the Trustees. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded or, if market quotations are not readily available, are valued at fair value as determined by the Pricing Service or, if the Pricing Service is not able to value such instruments, shall be valued at fair value on a consistent basis using methods determined in good faith by the Trustees. All other assets will be valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

           (ooo) "Maximum Rate" means, on any date on which the Applicable Rate is determined, the greater of the Applicable Percentage of the Reference Rate on such date or the Applicable Spread plus the Reference Rate on such date.

           (ppp) "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days for Series M, Series W, and Series F, and 28 Rate Period Days for Series T and Series TH.

           (qqq) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

           (rrr) "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

                     (1) CORPORATE DEBT SECURITIES: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

     TERM TO MATURITY OF                                          MOODY'S RATING CATEGORY
     CORPORATE DEBT SECURITY(2)                  AAA      AA     A      BAA     BA      B      UNRATED(1)
     --------------------------                  ---      --     -      ---     --      -      ---------
     1 year or less.                             109%     112%   115%    118%   137%    150%      250%
     2 years or less (but longer than 1 year)    115      118    122     125    146     160       250
     3 years or less (but longer than 2years)    120      123    127     131    153     168       250
     4 years or less (but longer than 3 years)   126      129    133     138    161     176       250
     5 years or less (but longer than 4 years)   132      135    139     144    168     185       250
     7 years or less (but longer than 5 years)   139      143    147     152    179     197       250
     10 years or less (but longer than 7 years)  145      150    155     160    189     208       250
     15 years or less (but longer than 10 years) 150      155    160     165    196     216       250
     20 years or less (but longer than 15 years) 150      155    160     165    196     228       250
     30 years or less (but longer than 20 years) 150      155    160     165    196     229       250
     Greater than 30 years                       165      173    181     189    205     240       250

         ------------
         (1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources, securities rated below B by

         Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

         (2) The Moody's Discount Factors for corporate debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

                     The Moody's Discount Factors presented in the immediately preceding table will also apply to Moody's rated credit baskets (E.G., TRACERs), whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER.

                     (2) PREFERRED STOCK(1): The Moody's Discount Factor for taxable preferred stock shall be:

           Aaa                                 150%
           Aa                                  155%
           A                                   160%
           Baa                                 165%
           Ba                                  196%
           B                                   216%
           LESS THAN B or Not Rated            250%

         (1) Rule 144A Securities' Moody's Discount Factor will be increased by an additional 20%.

                     Because of the size of the DRD market, DRDs will be assigned a different Moody's Discount Factor to reflect their liquidity. Investment grade DRDs will be assigned a 165% Moody's Discount Factor and non-investment grade DRDs will be assigned a 216% Moody's Discount Factor.

                     (3) CONVERTIBLE SECURITIES (INCLUDING CONVERTIBLE PREFERREDS): The Moody's Discount Factor applied to convertible securities will be (A) 195% for investment grade equity convertibles,
         (B) 229% for below investment grade equity convertibles, (C) 192% for investment grade total return convertibles, (D) 226% for below investment grade total return convertibles, (E) 250% for unrated convertible bonds, and (F) for yield alternative convertibles, equal to the Moody's Discount Factor for corporate debt securities determined in accordance with subsection (1) above. For purposes of this subsection
         (3), "equity convertibles" shall mean convertible securities with a delta equal to or greater than 0.8 and no greater than 1.0, "total return convertibles" shall mean convertible securities with a delta equal to or greater than 0.4 and less than 0.8, and "yield alternative convertibles" shall mean convertible securities with a delta less than 0.4.

                     (4) SHORT-TERM INSTRUMENTS: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, if such securities are rated by Moody's, so long as such portfolio securities mature or have a demand feature at par exercisable within the Exposure Period; (B) 115%, if such securities are rated by Moody's, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P or an equivalent rating by Fitch and mature or have a demand feature at par exercisable within the Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

                     (5)   U.S. GOVERNMENT SECURITIES AND U.S. TREASURY STRIPS:
         The Moody's Discount Factor for U.S. Government securities and U.S. Treasury strips shall be:

                                                               U.S. GOVERNMENT
                                                                 SECURITIES              U.S. TREASURY STRIPS
         REMAINING TERM TO MATURITY                            DISCOUNT FACTOR             DISCOUNT FACTOR
         --------------------------                            ---------------             ---------------
         1 year or less                                             107%                         107%
         2 years or less (but longer than 1 year)                   113%                         115%
         3 years or less (but longer than 2 years)                  118%                         121%
         4 years or less (but longer than 3 years)                  123%                         128%
         5 years or less (but longer than 4 years)                  128%                         135%
         7 years or less (but longer than 5 years)                  135%                         147%
         10 years or less (but longer than 7 years)                 141%                         163%
         15 years or less (but longer than 10 years)                146%                         191%
         20 years or less (but longer than 15 years)                154%                         218%
         30 years or less (but longer than 20 years)                154%                         244%

                     (6) RULE 144A SECURITIES: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act, except in the case of preferred stock.

                     (7) BANK LOANS: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") and other Bank Loans shall be the percentage specified in accordance with the table set forth below (or such lower percentage as Moody's may approve in writing from time to time):

                                      MOODY'S RATING CATEGORY
                                     -------------------------
                                              BAA AND                 CAA AND BELOW (INCLUDING
         TYPE OF LOAN                AAA-A     BA(1)      B(1)       DISTRESSED AND UNRATED) (1)
         ------------                -----     -----      ----       ---------------------------
         Senior Loans greater
         than $250 MM                118%       136%      149%                  250%

         non-Senior Loans greater
         than $250 MM                128%       146%      159%                  250%

         loans less than $250MM      138%       156%      169%                  270%

         (1) If a Senior Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch (i.e. these rating agencies assign different rating categories to the security) will be accepted at the lower of the two ratings, provided however, that, in a situation where a security is rated "B" (or equivalent) by a given rating agency and rated "CCC" (or equivalent) by another rating agency, the Trust will use the applicable percentage set forth under the column entitled "B" in the table above.

                     (8) ASSET-BACKED SECURITIES: The Moody's Discount Factor applied to asset-backed securities shall be 131%.

                     (9) MORTGAGE-BACKED SECURITIES: The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security in accordance with the table set forth below.

         REMAINING TERM TO MATURITY                DISCOUNT FACTORS
         --------------------------                ----------------
         3 years or less                                 133%
         7 years or less (but longer than 3 years)       142%
         10 years or less (but longer than 7 years)      158%
         20 years or less (but longer than 10 years)     174%
         Greater than 20 years                           205%

                     The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

         COUPON                     DISCOUNT FACTORS
         ------                     ----------------
            5%                             166%
            6%                             162%
            7%                             158%
            8%                             154%
            9%                             151%
           10%                             148%
           11%                             144%
           12%                             142%
           13%                             139%
         Adjustable                        165%

                     The Moody's Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph.

                     The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security in accordance with the table set forth below.

          COUPON                      DISCOUNT FACTORS
          ------                      ----------------
            5%                               172%
            6%                               167%
            7%                               163%
            8%                               159%
            9%                               155%
           10%                               151%
           11%                               148%
           12%                               145%
           13%                               142%
          Adjustable                         170%

                     (10) MUNICIPAL DEBT OBLIGATIONS: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest exposure period set forth opposite such rating that is the same length as or is longer than the Exposure Period, in accordance with the table set forth below:

               EXPOSURE PERIOD        AAA      AA        A        BAA    MIG-1(1)     MIG-1(2)   UNRATED(3)
               ---------------        ---      --        -        ---    --------     --------   ----------
         7 weeks                      151%    159%      160%      173%      135%         148%       225%

         8 weeks or less but
         greater than seven weeks     154     161       168       176       137          149        231

         9 weeks or less but
         greater than eight weeks     158     163       170       177       138          150        240

         (1) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity less than or equal to 49 days.

         (2) Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, VMIG-1 or P-1 by S&P and Fitch that have a maturity greater than 49 days.

         (3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the municipal issuer's assets can be derived from other sources, securities rated below Baa by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Unrated" in the Municipal Debt Table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

                     (11) STRUCTURED NOTES: The Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (1) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph
         (1); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (5) under this definition.

                     (12) CONVERSION FACTORS: The Moody's Discount Factor applied to securities denominated in foreign currencies shall be determined by multiplying the currency discount factor (the "Currency Discount Factor") of the relevant currency listed below by the Moody's Discount Factor of the eligible asset determined in accordance with paragraphs (1)-(11) under this definition to determine the ultimate Moody's Discount Factor for such security.

                                             CURRENCY
                  FOREIGN CURRENCY (1)       DISCOUNT FACTOR
                  ------------------------------------------
                  CAD                        107%
                  EUR                        111%
                  GAB                        115%
                  JPY                        116%
                  AUD                        113%
                  HKD                        100%
                  NZD                        114%
                  NOK                        111%
                  SEK                        113%
                  THB                        119%
                  KRW                        121%

         (1) If the Trust invests in a security denominated in a currency other than that found in the above table, the Trust will contact Moody's to obtain the applicable Currency Discount Factor for such security.

                     (13) NON-U.S. SOVEREIGN DEBT: The Moody's Discount Factor applied to non-U.S. sovereign debt obligations will be (A) in the case of a non-U.S. sovereign debt obligation denominated in U.S. dollars, 250%, and (B) in the case of a non-U.S. sovereign debt obligation denominated in a foreign currency, 250% multiplied by the Currency Discount Factor for such foreign currency.

           (sss) "Moody's Eligible Assets" means

                     (1) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is otherwise within the Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                     (2) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; PROVIDED, HOWEVER, that for purposes of this definition, such instruments need not meet any otherwise applicable Moody's rating criteria;

                     (3)   U.S. Government Securities and U.S. Treasury Strips;

                     (4)   Rule 144A Securities;

                     (5) Performing Senior Loans and other Bank Loans approved by Moody's;

                     (6) Corporate debt securities if (A) such securities are rated B3 or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P or Fitch; (C) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (D) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (E) such securities are not subject to extended settlement.

                     Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

                     (7) Preferred stocks if (A) dividends on such preferred stocks are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuers of such preferred stocks have common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuers of such preferred stocks have a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stocks have paid consistent cash dividends in U.S. dollars or euros over the last three years or have a minimum rating of A1 (if the issuer of such a preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

                     (8)   Asset-backed and mortgage-backed securities:

              (A) Asset-backed securities if (1) such securities are rated at least Aa3 by Moody's or at least AA- by S&P or Fitch, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

              (B) Collateralized mortgage obligations ("CMOs"), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P or Fitch, (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

              (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs"), provided that such PACs or TACs are (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (I.E., do not protect against extension risk);

              (D) Consolidated senior debt obligations of Federal Home Loan Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

              (E) Mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P or Fitch and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc., provided that (1) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (2) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

              (F) Private-placement mortgage pass-throughs, provided that (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (4) pools have been rated Aa or better by Moody's;

              (G) Whole loans (E.G., direct investments in mortgages), provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences,
           (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully documented mortgage, (e) neither are currently delinquent (30 days or more) nor were delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity,
           (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) such loans are whole loans and not participations; (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with primary mortgage insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages ("ARMs"), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (c) the maximum yearly interest rate increase is 2%, (d) the maximum life-time interest rate increase is 6.25% and (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (6) for "teaser" loans, (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and
           (c) the loan is seasoned six months beyond the "teaser" period;

                     (9) Any municipal debt obligation that (A) pays interest in cash, (B) does not have a Moody's rating, as applicable, suspended by Moody's, and (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's or, in the absence of a Moody's rating, the equivalent rating by another Rating Agency, in which case the minimum issue size is $10,000,000;

                     (10) Structured Notes and Moody's rated credit baskets (E.G., TRACERs and TRAINS);

                     (11)  Financial contracts, as such term is defined in
         Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the Preferred Shares;

                     (12)  Non-U.S. sovereign debt; and

                     (13)  Any other security or instrument approved by Moody's.

           In addition, where applicable, portfolio holdings as described above will be included in Moody's Eligible Assets only to the extent they are within the following diversification and issue size requirements:

                                  MAXIMUM SINGLE       MAXIMUM SINGLE       MINIMUM ISSUE SIZE
         RATINGS(1)               ISSUER (2),(3)      INDUSTRY (3),(4)      ($ IN MILLIONS) (5)
         ----------               --------------      ----------------      -------------------
         Aaa                          100%                 100%                    $ 100
         Aa                            20%                  60%                      100
         A                             10%                  40%                      100
         Baa                            6%                  20%                      100
         Ba                             4%                  12%                       50(6)
         B1-B2                          3%                   8%                       50(6)
         B3 or below                    2%                   5%                       50(6)

         ------------
         (1) Refers to the preferred stock and senior debt rating of the portfolio holding.
         (2) Companies subject to common ownership of 25% or more are considered as one issuer.
         (3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.
         (4) Industries are determined according to Moody's Industry Classifications, as defined herein.
         (5) Except for preferred stock, which has a minimum issue size of $50 million.
         (6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Trust's total assets.

           Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value and the call price of such portfolio securities.

           Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent, (D) Liens arising by virtue of any repurchase agreement and (E) Liens created by virtue of the Trust's investment activity.

           (ttt) "Moody's Hedging Transaction" shall have the meaning specified in paragraph 10(a) of Part I of this Section 12.1.

           (uuu) "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Preferred Shares):

       1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

       2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

       3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

       4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

       5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

       6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

       7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

       8.  Personal and Non-Durable Consumer Products (Manufacturing Only):
           Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

       9.  Diversified/Conglomerate Manufacturing

       10. Diversified/Conglomerate Service

       11. Diversified Natural Resources, Precious Metals and Minerals:
           Fabricating, Distribution

       12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

       13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

       14. Finance: Investment Brokerage, Leasing, Syndication, Securities

       15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

       16. Grocery: Grocery Stores, Convenience Food Stores

       17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

       18. Home and Office Furnishings, Housewares, and Durable Consumer
           Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

       19. Hotels, Motels, Inns and Gaming

       20. Insurance: Life, Property and Casualty, Broker, Agent, Surety

       21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor

           Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

       22. Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
           Industrial, Machine Tools, Steam Generators

       23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

       24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

       25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

       26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

       27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

       28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

       29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

       30. Personal Transportation: Air, Bus, Rail, Car Rental

       31. Utilities: Electric, Water, Hydro Power, Gas

       32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

       The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

           (vvv) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

           (www) "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 5 of Part I of this

       Section 12.1) as of the last Business Day of each month, shall mean the last Business Day of the following month.

           (xxx) "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

           (yyy) "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph 8(c) of Part I of this Section 12.1.

           (zzz) "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to paragraph 3(d)(i) of Part I of this Section 12.1.

           (aaaa) "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

           (bbbb) "Outstanding" shall mean, as of any Auction Date with respect to shares of a series of Preferred Shares, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Trust as provided in paragraph 8(f) of Part I of this Section 12.1, (ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

           (cccc) "PACs" shall have the meaning set forth in paragraph (8) of the definition of "Moody's Eligible Assets" above.

           (dddd) "Performing" shall mean, with respect to any asset that is a Bank Loan or other debt, the issuer of such investment is not in default of any payment obligations in respect thereof.

           (eeee) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

           (ffff) "Potential Beneficial Owner," with respect to shares of a series of Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

           (gggg) "Potential Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

           (hhhh) "Preferred Shares" shall have the meaning set forth under "DESIGNATION" above.

           (iiii) "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of: (i)(A) the product of the number of Preferred Shares outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the Preferred Shares (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for the Preferred Shares outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation
       Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of Preferred Shares outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 7-day Dividend Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor (except that for those days during the period described in this clause (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect pursuant to clause (B) that are also included in the period described in clause (C), the dividend for purposes of calculation would accumulate at the Applicable Rate in effect for purposes of clause (B) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of any indebtedness or obligations of the Trust senior in right of payment to the Preferred Shares; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through
       (i)(E) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less (ii) the value (I.E., for purposes of current Fitch and Moody's guidelines, the face value of cash, short-term securities rated, in the case of Fitch, F1 by Fitch or the equivalent by another Rating Agency, or, in the case of Moody's, MIG-1, VMIG-1 or P-1 by Moody's, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F).

           (jjjj) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 6(a) of Part I of this Section 12.1) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

           (kkkk) "Preferred Shares Basic Maintenance Report" shall mean a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

           (llll) "Pricing Service" shall have the meaning specified in the definition of "Market Value" above.

           (mmmm) "Quarterly Valuation Date" shall mean the last Friday of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing on June 25, 2004, provided that if such day is not a Business Day, then the immediately preceding Business Day.

           (nnnn) "Rate Period," with respect to shares of a series of Preferred Shares, shall mean each of the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

           (oooo) "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of this Section 12.1.

           (pppp) "Rating Agency" means a nationally recognized statistical rating organization.

           (qqqq) "Redemption Price" shall mean the applicable redemption price specified in paragraph 8(a) or paragraph 8(b), as the case may be, of
       Part I of this Section 12.1.

           (rrrr) "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Trust may from time to time appoint.

           (ssss) "Reference Rate" means the applicable LIBOR Rate (for a Rate Period of fewer than 365 days) or the applicable Treasury Index Rate (for a Rate Period of 365 days or more).

           (tttt) "Reorganization Bonds" shall have the meaning set forth under paragraph (4) of the definition of "Fitch Eligible Assets."

           (uuuu) "Rule 144A Securities" shall mean securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager.

           (vvvv) "S&P" shall mean Standard & Poor's Rating Group and its successors.

           (wwww) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

           (xxxx) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

           (yyyy) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

           (zzzz) "Senior Loans" shall have the meaning set forth in paragraph
       (8) of the definitions of "Moody's Discount Factor."

           (aaaaa) "Series F" shall mean the Series F Taxable Auction Market Preferred Shares.

           (bbbbb) "Series M" shall mean the Series M Taxable Auction Market Preferred Shares.

           (ccccc) "Series T" shall mean the Series T Taxable Auction Market Preferred Shares.

           (ddddd) "Series TH" shall mean the Series TH Taxable Auction Market Preferred Shares.

           (eeeee) "Series W" shall mean the Series W Taxable Auction Market Preferred Shares.

           (fffff) "Short Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

           (i) commercial paper rated either F1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

           (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

           (iii) overnight funds;

           (iv)  U.S. Government Securities; and

           (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of Eurodollar demand or time deposits or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; PROVIDED, HOWEVER, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if
         (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company of such depository institution or trust company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

           (ggggg) "Special Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified in paragraph 3(a) of
       Part I of this Section 12.1.

           (hhhhh) "Special Redemption Provisions" shall have the meaning specified in paragraph 8(a)(i) of Part I of this Section 12.1.

           (iiiii) "Structured Notes" shall mean privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

           (jjjjj) "Submission Deadline" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

           (kkkkk) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of this
       Section 12.1.

           (lllll) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this
       Section 12.1.

           (mmmmm) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this
       Section 12.1.

           (nnnnn) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this
       Section 12.1.

           (ooooo) "Subsequent Rate Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; PROVIDED, HOWEVER, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

           (ppppp) "Substitute LIBOR Dealers" means LIBOR Dealers appointed by the Trust from time to time to act as substitute LIBOR Dealers.

           (qqqqq) "Substitute Rating Agency" means a Rating Agency selected by the Trust to act as the substitute Rating Agency to determine the credit ratings of the Preferred Shares.

           (rrrrr) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

           (sssss) "TACs" shall have the meaning set forth in paragraph (8) of the definition of "Moody's Eligible Assets."

           (ttttt) "Telerate Page 3750" shall have the meanings set forth in the definition of "LIBOR Rate."

           (uuuuu) "Total Managed Assets" shall have the meaning specified in paragraph 10(c) of Part I of this Section 12.1.

           (vvvvv) "Tradable Credit Baskets" shall mean Traded Custody Receipts (TRACERs), which are traded custody receipts representing direct ownership in a portfolio of underlying securities, and Targeted Return Index Securities Trusts (TRAINS).

           (wwwww) "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

           (xxxxx) "Treasury Bonds" shall mean United States Treasury Bonds or Notes.

           (yyyyy) "Treasury Futures" shall mean futures and related options on Treasury Bills, Treasury Bonds and/or Treasury Notes.

           (zzzzz) "Treasury Index Rate" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the applicable Rate Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity, treating all Rate Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); PROVIDED, HOWEVER, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, then the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three U.S. Government Securities Dealers.

           (aaaaaa) "Treasury Note" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

           (bbbbbb) "Trust" shall mean Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2.

           (cccccc) "Trustees" shall mean the trustees of the Trust.

           (dddddd) "U.S. Government Securities" shall mean direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption, and which for the avoidance of doubt shall include U.S. Treasury Inflation Protected Securities.

           (eeeeee) "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other recognized dealer in U.S. Government Securities selected by the Trust as to which Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected, and in each case their respective affiliates or successors, if such entity is a recognized dealer in U.S. Government Securities.

           (ffffff) "U.S. Treasury Securities" shall mean direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

           (gggggg) "U.S. Treasury Strips" shall mean securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program of the U.S. Treasury.

           (hhhhhh) "Valuation Date" shall mean, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week.

           (iiiiii) "Volatility Factor" shall mean 1.6.

           (jjjjjj) "Voting Period" shall have the meaning specified in paragraph 4(b)(i) of Part I of this Section 12.1.

           (kkkkkk) "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

                                     PART I.

1.     NUMBER OF AUTHORIZED SHARES.

              The number of authorized shares constituting Series M shall be 3,280 shares, the number of authorized shares constituting Series T shall be 3,280 shares, the number of authorized shares constituting Series W shall be 3,280 shares, the number of authorized shares constituting Series TH shall be 3,280 shares, and the number of authorized shares constituting Series F shall be 3,280 shares.

2.     DIVIDENDS.

              (a) RANKING. The shares of a series of the Preferred Shares shall rank on a parity with each other, with shares of any other series of the Preferred Shares and with shares of any other series of preferred shares as to the payment of dividends by the Trust and the distribution of assets upon liquidation of the Trust.

              (b) CUMULATIVE CASH DIVIDENDS. The Holders of shares of any series of Preferred Shares shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph 2(e) of this Part I, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph 2(d) of this Part I. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in paragraph 2(e)(i) of this Part I, no additional sum of money shall be payable in respect of any such arrearage.

              (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on shares of any series of Preferred Shares shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

              (d) DIVIDEND PAYMENT DATES AND ADJUSTMENT THEREOF. Dividends shall be payable on shares of each of Series M Preferred Shares, Series W Preferred Shares, and Series F Preferred Shares for the Initial Rate Period of such series on the Initial Dividend Payment Date of such series, and on each 7th day thereafter, and on shares of each of Series T Preferred Shares and Series TH Preferred Shares for the Initial Rate Period of such series on the Initial Dividend Payment Date of such series, and on each 28th day thereafter (each date being a "Dividend Payment Date"); PROVIDED, HOWEVER, that:

                     (i) if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day;

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

                     (ii) notwithstanding this paragraph 2(d), the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Preferred Shares consisting of more than 7 Rate Period Days for Series M, Series W or Series F, or other than 28 Rate Period Days for Series T or Series TH; PROVIDED, HOWEVER, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and FURTHER PROVIDED that (1) any such Dividend Payment Date shall be a Business Day when determined (and if not a Business Day at the time of payment, the provisions of clause (i) above will apply) and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof;

                     (iii) notwithstanding any provisions to the contrary in this paragraph 2(d), if the Trust establishes a Special Rate Period in respect of Series T Preferred Shares or Series TH Preferred Shares, the Trust may provide that following such Special Rate Period dividends shall be payable on shares of such series on every 28th day following the last Dividend Payment Date in respect of such Special Rate Period, each such date being a "Dividend Payment Date," in each case until such time as the Trust shall establish another Special Rate Period in respect of such series of Preferred Shares; and

                     (iv) notwithstanding the above, if for any reason a Dividend Period for a series of Preferred Shares is scheduled to begin on the same day and end on the same day as a Dividend Period for another series of Preferred Shares, then the last day of such Dividend Period for the series of Preferred Shares designated by the Trust shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Trustees shall otherwise fix the Dividend Payment Date. In no event, however, may the Dividend Period of any series of Preferred Shares be co-extensive with any Dividend Period of any other series of Preferred Shares unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of Preferred Shares.

              (e)    DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

                     (i) DIVIDEND RATES. The dividend rate on Preferred Shares of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the Initial Dividend Rate for such series. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an

              Auction for shares of such series on the Auction Date next preceding such Subsequent Rate Period; PROVIDED, HOWEVER, that if:

                            (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below in paragraphs 2(e)(i)(B)-(D) or as provided for in paragraph 5 of Part II of this Section 12.1, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                            (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph 2(f) of this Part I and the Trust shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 300% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period (as though such Dividend Payment Date were an Auction Date for purposes of calculating the Reference Rate) by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph 2(f) of this Part I (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and multiplying the rate obtained by the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 8(c) of this Part I of this Section 12.1, an amount computed by multiplying (x) 300% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date (as though such redemption date were an Auction Date for purposes of calculating the Reference Rate) by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph 2(f) of this Part I (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and multiplying the rate obtained by the aggregate

                     Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                            (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph 2(f) of this Part I or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph 2(f) of this Part I and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's or Fitch is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the credit rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below Baa3 (if Moody's is rating the Preferred Shares) and below BBB- (if Fitch is rating the Preferred Shares); or

                            (D) any Failure to Deposit shall have occurred with respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph 2(f) of this Part I or, in the event Moody's or Fitch is then rating such shares, the Trust shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the

                     Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 364 Rate Period Days and
                     (y) commencing on the date on which the Rate Period during which such Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which
                     (1) such Failure to Deposit is cured in accordance with paragraph 2(f) of this Part I and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody's or Fitch is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the credit rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below Baa3 (if Moody's is rating the Preferred Shares) and below BBB- (if Fitch is rating the Preferred Shares)) (the rate per annum at which dividends are payable on shares of a series of Preferred Shares for any Rate Period thereof in accordance with this
                     Section 12.1 being herein referred to as the "Applicable Rate" for shares of such series).

                     (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of Preferred Shares on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360; and multiplying the rate obtained by $25,000.

              (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of Preferred Shares shall have been cured with respect to any Rate Period of shares of such series if, within the respective time periods described in paragraph 2(e)(i) above, the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 8(c) of this Part I of this Section 12.1; PROVIDED, HOWEVER, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

              (g) DIVIDEND PAYMENTS BY TRUST TO AUCTION AGENT. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on each Dividend Payment Date for shares of a series of Preferred Shares, an aggregate amount of funds available on such Dividend Payment Date in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

              (h) AUCTION AGENT AS PAYING AGENT OF DIVIDEND PAYMENTS BY TRUST. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) or the Redemption Price shall be held in trust for the payment of such dividends (and any such Late Charge) or Redemption Price by the Auction Agent for the benefit of the Holders specified in paragraph 2(i) of this Part I of this Section 12.1. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days upon request from the date on which such moneys were so to have been applied.

              (i) DIVIDENDS PAID TO HOLDERS. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

              (j) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid on any date as may be fixed by the Trustees, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on the record date fixed by the Trustees, not exceeding 15 days preceding the payment date thereof.

3.     DESIGNATION OF SPECIAL RATE PERIODS.

              (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD. The Trust may designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a "Special Rate Period" consisting of a specified number of Rate Period Days evenly divisible by 7 and not more than 1,820. A designation of a Special Rate Period with respect to any series of Preferred Shares shall be effective only if (A) notice thereof shall have been given in accordance with paragraph 3(c) and paragraph 3(d)(i) of this Part I, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 8(c) of this Part I with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent, (D) if such redemption is subject to one or more conditions precedent, each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption, (E) full cumulative dividends and any amounts due with respect to mandatory redemptions and optional redemptions shall have been paid in full or deposited with the Auction Agent, and (F) the Trust shall have obtained written confirmation from Moody's and Fitch, if Moody's and Fitch are then rating the Preferred Shares, and from any Substitute Rating Agency then rating the Preferred Shares that such proposed Special Rate Period will not impair the rating then assigned by Moody's, Fitch or such Substitute Rating Agency to the Preferred Shares.

              (b)    RESERVED.

              (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Trust proposes to designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period pursuant to paragraph 3(a) of this Part I, not less than 7 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be provided, by telephonic and written means, to the Auction Agent and each Broker-Dealer by the Trust. Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof, and (B) that the Trust will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent and each Broker-Dealer) notify the Auction Agent and each Broker-Dealer of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

              (d) NOTICE OF SPECIAL RATE PERIOD. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Preferred Shares as to which notice has been given as set forth in paragraph 3(c) of this Part I (or such later time or date, or both, as may be agreed to by the Auction Agent and each Broker-Dealer), the Trust shall deliver to the Auction Agent and each Broker-Dealer either:

                     (i)    a notice ("Notice of Special Rate Period") stating
              (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if
              (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, and (D) whether the shares of a particular series of Preferred Shares will be subject to optional redemption during such Special Rate Period and, if so, the redemption premium, if any, required to be paid by the Trust in connection with such optional redemption, such notice to be accompanied by a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period (which shall for these purposes be treated as a Valuation Date), Moody's Eligible Assets and Fitch Eligible Assets (if Moody's and Fitch are then rating the series in question) each have an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day; or

                     (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

              (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD. If the Trust fails to deliver either of the notices described in paragraphs 3(d)(i) and 3(d)(ii) of this Part I (and, in the case of the notice described in paragraph 3(d)(i) of this Part I, a Preferred Shares Basic Maintenance Report to the effect set forth in such paragraph (if either Moody's or Fitch is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent and each Broker-Dealer), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in paragraph 3(d)(ii) of this Part I. In the event the Trust delivers to the Auction Agent a notice described in paragraph 3(d)(i) of this Part I, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust. In the event the Trust delivers to the Auction Agent a notice described in paragraph 3(d)(ii) of this Part I, the Trust will provide Moody's (if Moody's is then rating the series in question) and Fitch (if Fitch is then rating the series in question) with a copy of such notice.

4.     VOTING RIGHTS.

              (a) ONE VOTE PER SHARE OF PREFERRED SHARES. Except as otherwise provided herein or in the Declaration of Trust or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each share of Preferred Shares held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding preferred shares, including each share of the Preferred Shares, and of Common Shares shall vote together as a single class; provided, HOWEVER, that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of outstanding preferred shares, including the Preferred Shares, represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect a number of Trustees such that, immediately following such meeting, two Trustees of the Trust shall have been elected exclusively by holders of outstanding preferred shares, including

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       the Preferred Shares (whether at such meeting, at a prior meeting of the shareholders, or at such meeting or a prior meeting of the shareholders with respect to one such Trustee and at a separate prior meeting of the shareholders with respect to the other such Trustee), each Preferred Share entitling the holder thereof to one vote. Subject to paragraph 4(b) of this Part I, the holders of outstanding Common Shares and preferred shares, voting together as a single class, shall elect the balance of the Trustees.

              (b)    VOTING FOR ADDITIONAL TRUSTEES.

                     (i) VOTING PERIOD. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares, including the Preferred Shares, would constitute a majority of the Trustees as so increased by such smallest number, and the holders of preferred shares, including the Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                            (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding preferred shares, including the Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                            (B) if at any time holders of preferred shares, including the Preferred Shares, are entitled under the 1940 Act to elect a majority of the Trustees of the Trust.

              A Voting Period shall terminate if and when neither of the conditions described in subparagraphs (b)(i)(A) and (b)(i)(B) is in effect. Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of preferred shares, including the Preferred Shares, upon the further occurrence of any of the events described in this subparagraph (b)(i).

                     (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of preferred shares, including the Preferred Shares, to elect additional Trustees as described in paragraph 4(b)(i) of this Part I, the Trust shall so notify the Auction Agent and a special meeting of such holders shall be

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              called by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if such special meeting is not called, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the Preferred Shares, held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 4(b)(i) of this Part I on a one-vote-per-share basis.

                     (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of preferred shares and the remaining incumbent Trustees elected by the holders of the Common Shares and preferred shares, shall constitute the duly elected Trustees.

                     (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 4(b)(i) of this Part I shall automatically terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph 4(b)(i) of this Part I shall cease, subject to the provisions of the last sentence of paragraph 4(b)(i) of this Part I.

              (c)    HOLDERS OF PREFERRED SHARES TO VOTE ON CERTAIN OTHER
              MATTERS.

                     (i) INCREASE IN CAPITALIZATION; VOLUNTARY PETITION FOR BANKRUPTCY. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding Preferred Shares" (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, authorize, create or issue any class or series of shares ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Preferred Shares (except that,

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              notwithstanding the foregoing, but subject to the provisions of paragraph 10(c)(ii) of this Part I, the Trustees, without the vote or consent of the Holders of Preferred Shares, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Preferred Shares or classes or series of other preferred shares ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust if the Trust receives written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such authorization, creation or issuance would not impair the rating then assigned by such Rating Agency to the Preferred Shares). To the extent any shareholder vote is required under the previous sentence of this paragraph 4(c)(i) of Part I, holders of Common Shares will have no rights with respect to such vote unless required by the Declaration of Trust or applicable law. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding Preferred Shares" (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

              For purposes of paragraph 4 of this Part I, "majority of the outstanding Preferred Shares" (or a series thereof) means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

              To the extent not prohibited by these Bylaws, the Declaration of Trust or applicable law, if any action with respect to which Holders of Preferred Shares are granted voting rights under paragraph 4 of this Part I (including without limitation paragraphs 4(c) and 4(d)) would adversely affect the rights of one or more series (the "Affected Series") of Preferred Shares in a manner different from any other series of Preferred Shares, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a "majority of outstanding shares" of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

                     (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law, (A) the affirmative vote of the Holders of at least a "majority of the outstanding Preferred Shares," voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and
              (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," voting as a separate class, shall be required to approve any plan of reorganization (as such

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              term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of at least a "majority of the outstanding Preferred Shares," voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 4(c)(ii) requiring a vote of security holders of the Trust under section 13(a) of the 1940 Act. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) of the results of such vote.

              (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any provision of this Section 12.1 if such amendment, alteration or repeal would not adversely affect the preferences, rights or powers of the Holders of Preferred Shares expressly set forth in the Declaration of Trust or these Bylaws; PROVIDED, HOWEVER, that the Trustees receive written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is then rating the Preferred Shares) or Fitch (such confirmation being required to be obtained only in the event that Fitch is then rating the Preferred Shares) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) to Preferred Shares. To the extent any shareholder vote is required under paragraph 4(d) of this Part I, (i) the affirmative vote of the Holders of at least a "majority of outstanding Preferred Shares" shall be required (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law) and (ii) holders of Common Shares will have no rights unless required by the Declaration of Trust or applicable law.

       For purposes of the foregoing and paragraph 4(c) above, no matter shall be deemed adversely to affect any preference, right or power of a Holder of Preferred Shares unless such matter (a) adversely alters or abolishes any preferential right of the Preferred Shares; (b) creates, adversely alters or abolishes any right in respect of redemption of such shares; or (c) creates or adversely alters (other than to abolish) any restriction on transfer applicable to such shares.

       Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of the Preferred Shares, from time to time amend, alter or repeal any or all of the provisions of paragraph 10 of this Part I, as well as any or all of the definitions of the terms listed below (and any terms defined within, or related to, such definitions), and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of the Preferred Shares or the Holders thereof, provided the Trustees receive written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred

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Shares) that any such amendment, alteration or repeal would not impair the ratings then assigned to the Preferred Shares by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares):

Applicable Percentage               Moody's Eligible Assets
Applicable Spread                   Moody's Hedging Transactions
Approved Foreign Nations            Moody's Industry Classifications
Auditor's Confirmation              Moody's Loan Category
Bank Loans                          1940 Act Cure Date
Brady Bonds                         1940 Act Preferred Shares Asset Coverage
Canadian Bonds                      PACs
Closing Transactions                Performing
CMOs                                Preferred Shares Basic Maintenance Amount
Corporate Debt Securities           Preferred Shares Basic Maintenance Cure Date
Deposit Securities                  Preferred Shares Basic Maintenance Report
Discounted Value                    Pricing Service
Exposure Period                     Reorganization Bonds
FFCB                                Senior Loans
FHLB                                Short Term Money Market Instruments
FHLB, FNMA and FFCB Debentures      Structured Notes
FHLMC                               TACs
Fitch Discount Factor               TRACERs
Fitch Eligible Assets               Tradable Credit Baskets
Fitch Hedging Transactions          Treasury Bill
Fitch Industry Classifications      Treasury Bonds
Fitch Loan Category                 Treasury Futures
FNMA                                Treasury Note
Foreign Bonds                       U.S. Government Securities
Forward Commitments                 U.S. Treasury Securities
GNMA                                U.S. Treasury Strips
Independent Accountant              Valuation Date
Market Value                        Volatility Factor
Maximum Rate
Moody's Discount Factor

              (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

              (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

              (g) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST'S FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the Preferred Shares, the exclusive

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       remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 4.

              (h) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 8(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Share held by the Trust or any Affiliate of the Trust (except for shares held by a Broker-Dealer that is an Affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5.     1940 ACT PREFERRED SHARES ASSET COVERAGE.

       The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the 1940 Act Preferred Shares Asset Coverage.

6.     PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

              (a) So long as Preferred Shares are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the Preferred Shares) and Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the Preferred Shares).

              (b) (i) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be.

                     (ii) The Trust shall also deliver a Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) as of any Quarterly Valuation Date, in each case on or before the third Business Day after such day. A failure by the

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              Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

              (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b) of this Part I relating to a Quarterly Valuation Date that occurs in March, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares):

                     (i) the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter containing such Quarterly Valuation
              Date),

                     (ii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined in accordance with this
              Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Preferred Shares Basic Maintenance Report), Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount,

                     (iii) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined in accordance with this
              Section 12.1 whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Preferred Shares Basic Maintenance Report), Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount,

                     (iv) that, in such Preferred Shares Basic Maintenance Report (and in such randomly selected Preferred Shares Basic Maintenance Report), the Trust determined whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Preferred Shares Basic Maintenance Report), met the Preferred Shares Basic Maintenance Amount in accordance with this Section 12.1,

                     (v) with respect to the Fitch ratings on portfolio securities of the Trust (if Fitch is then rating the Preferred Shares), the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report verified by the Independent Accountant by reference to Bloomberg Financial

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              Services or another independent source approved in writing by
              Fitch (if Fitch is then rating the Preferred Shares), and the Independent Accountant shall provide a listing in its letter of any differences,

                     (vi) with respect to the Moody's ratings on portfolio securities of the Trust (if Moody's is then rating the Preferred Shares), the issuer name, issue size and coupon rate, if any, listed in such Preferred Shares Basic Maintenance Report verified by the Independent Accountant by reference to Bloomberg Financial Services or another independent source approved in writing by Moody's (if Moody's is then rating the Preferred Shares), and the Independent Accountant shall provide a listing in its letter of any differences,

                     (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) used for purposes of valuing securities in the Trust's portfolio, that the Independent Accountant has traced the price from the accounting records of the Trust to the price listed in such Preferred Shares Basic Maintenance Report and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences), and

                     (viii) with respect to such confirmation to Moody's (if
              Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), that the Trust has satisfied the requirements of paragraph 10 of this Part I of Section 12.1

(such information is herein called the "Auditor's Confirmation").

              (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

              (e) If any Auditor's Confirmation delivered pursuant to paragraph 6(c) or 6(d) of this Part I shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the

                                       68
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       Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Share) and Fitch (if Fitch is then rating the Preferred Shares) promptly following receipt by the Trust of such Auditor's Confirmation.

              (f) On or before 5:00 P.M., New York City time, on the first Business Day after the Date of Original Issue of any Preferred Shares, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Within ten Business Days of such Date of Original Issue, the Trust shall cause the Independent Accountant to deliver in writing to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

              (g) On or before 5:00 P.M., New York City time, on the third Business Day after:

                     (i)    the Trust shall have redeemed Common Shares, or

                     (ii) whenever requested by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares),

the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.

7.     RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

              (a) DIVIDENDS ON SHARES OTHER THAN THE PREFERRED SHARES. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the Preferred Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the Preferred Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon a series of the Preferred Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with such series of the Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on such series of the Preferred Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on such series of the Preferred Shares and such other class or series of shares of beneficial interest bear to each other (for

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       purposes of this sentence, the amount of dividends declared per share on a series of the Preferred Shares shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

              (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Trustees shall not declare any dividend (except a dividend payable in Common Shares or rights to purchase Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares (except in connection with the conversion of such Common Shares into or exchange of such Common Shares for shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets on liquidation), unless in every such case the Trust maintains, at the time of any such declaration or purchase, the 1940 Act Preferred Shares Asset Coverage after deducting the amount of such dividend, distribution or purchase price, as the case may be.

              (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any Preferred Shares are outstanding, and except as set forth in paragraph 7(a) and paragraph 9(c) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares (other than the Preferred Shares) of the Trust ranking junior to or on a parity with the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of Preferred Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding
       up) in respect of Common Shares or any other shares of the Trust ranking junior to Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion

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       into or exchange for shares of the Trust ranking junior to Preferred
       Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) would each at least equal the Preferred Shares Basic Maintenance Amount.

8.     REDEMPTION.

              (a)    OPTIONAL REDEMPTION.

                     (i) Subject to the provisions of subparagraph (v) of this paragraph 8(a), Preferred Shares of any series may be redeemed from time to time, at the option of the Trust, in whole or in part, on any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; PROVIDED, HOWEVER, that (1) shares of a series of Preferred Shares may not be redeemed in part if after such partial redemption fewer than 300 shares of such series would remain outstanding; (2) unless otherwise provided, shares of a series of Preferred Shares are redeemable by the Trust during the Initial Rate Period thereof only on the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph 8(a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Preferred Shares, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this paragraph 8(a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (the provisions set forth in clauses
              (2) and (3) being referred to herein as the "Special Redemption Provisions").

                     (ii) A Notice of Special Rate Period relating to shares of a series of Preferred Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determine that such Special Redemption Provisions are in the best interest of the Trust.

                     (iii) If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to subparagraph (i) of this paragraph 8(a), the number of shares of such series to be redeemed shall be determined by the Trustees, and such shares shall be redeemed pro rata from the Holders of shares of

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              such series in proportion to the number of shares of such series held by such Holders.

                     (iv) Subject to the provisions of subparagraph (v) of this paragraph 8(a), shares of any series of Preferred Shares may be redeemed, at the option of the Trust, in whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Index Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

                     (v) The Trust may not on any date mail a Notice of Redemption pursuant to paragraph 8(c) of this Part I in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (1) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of the redemption of such shares on such redemption date and (2) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) each at least equals the Preferred Shares Basic Maintenance Amount, and each would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. The Trust shall not be required to have available Deposit Securities as described in clause (1) of this subparagraph (v) in respect of a redemption of any series of Preferred Shares, in whole or in part, contemplated to be effected pursuant to paragraph 8(a) where such redemption is subject to the issuance of shares of any other series of preferred shares of beneficial interest of the Trust.

              (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Trustees for redemption, certain of the Preferred Shares, if the Trust fails to have either Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the 1940 Act Preferred Shares Asset Coverage, in accordance with the requirements of the Rating Agency or Agencies then rating the Preferred Shares, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of:

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                     (i)    the minimum number of Preferred Shares, together
              with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trust's having Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or maintaining the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (PROVIDED, HOWEVER, that if there is no such minimum number of Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares then outstanding shall be redeemed), and

                     (ii) the maximum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law.

       In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares and other preferred shares (and, then, pro rata among each series of Preferred Shares) subject to redemption or retirement.

The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to this paragraph 8(b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

              (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph 8(a) or 8(b) of this Part I, it shall mail a notice ("Notice of Redemption") with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state:

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                     (i)    the redemption date;

                     (ii) the number of Preferred Shares to be redeemed and the series thereof;

                     (iii)  the CUSIP number for shares of such series;

                     (iv)   the Redemption Price;

                     (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price;

                     (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date;

                     (vii) the Securities Depository publication date, which shall be reasonably acceptable to the Auction Agent; and

                     (viii) the provisions of this paragraph 8 under which such redemption is made.

If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph 8(a) of this Part I that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

              (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of paragraphs 8(a) or 8(b) of this Part I, if any dividends on shares of a series of Preferred Shares (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding shares of such series. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time there is a Failure to Deposit with respect to a redemption specified in a Notice of Redemption.

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              Notwithstanding the fact that the Trust may not have redeemed
       Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

              (e) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

              (f) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to paragraph 8(c) of this Part I, upon the deposit with the Auction Agent (not later than 12:00 noon, New York City time, on the date fixed for redemption thereby, in funds available on such date in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate (including without limitation voting rights), except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph 2(e)(i) of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of:

                     (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date, and

                     (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled.

Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

              (g) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this paragraph 8, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable

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       Massachusetts law, and shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

              (h) ONLY WHOLE PREFERRED SHARES MAY BE REDEEMED. In the case of any redemption pursuant to this paragraph 8, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

9.     LIQUIDATION RIGHTS.

              (a) RANKING. The shares of a series of Preferred Shares shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

              (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared but excluding the interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same-day funds. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph 9(b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

              (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Trust available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph 9(b) of this Part I, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

              (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the

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       affairs of the Trust, after payment shall have been made in full to the
       Holders of the Preferred Shares as provided in paragraph 9(b) of this
       Part I, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

              (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all, or any portion of, the property or business of the Trust, nor the merger or consolidation of the Trust into or with any business trust or other entity nor the merger or consolidation of any business trust or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 9.

10.    FUTURES AND OPTIONS TRANSACTIONS; FORWARD COMMITMENTS.

              (a) For so long as any shares of AMPS are rated by Moody's, the Trust may buy or sell futures contracts, may write, purchase or sell options, may enter into swaps, may engage in securities lending, and may engage in other derivatives transactions (collectively, "Moody's Hedging Transactions"), in each case without being required to receive written confirmation from Moody's to engage in such Moody's Hedging Transactions; PROVIDED, however, that Moody's Hedging Transactions are subject to the following limitations:

                     (i) SECURITIES LENDING: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust's total gross assets or such other percentage as the Trust and Moody's may agree. For purposes of calculating the Preferred Shares Basic Maintenance Amount, such securities lent shall be included as Moody's Eligible Assets with the appropriate Moody's Discount Factor (for corporate debt securities in subsection (1) under the definition of Moody's Discount Factor above) applied to each such lent security. The obligation to return collateral for such securities lent shall not be included as an obligation/liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. Moreover, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these Bylaws in securities that otherwise would qualify as Moody's Eligible Assets. As collateral for securities lent, the Trust also may receive securities that otherwise would qualify as Moody's Eligible Assets. In either such event, to the extent that the securities lending collateral constitutes Moody's Eligible Assets, if the value of such collateral exceeds, whether due to appreciation or otherwise, the value of the securities lent, in each case after applying the appropriate Moody's Discount Factor, such excess shall be included as a Moody's Eligible Asset. Conversely, if the discounted value of such securities lending collateral is less than the discounted value of the securities lent,

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              such difference shall be included as an obligation/liability of the Trust for purposes of calculating the Preferred Shares Basic Maintenance Amount.

                     (ii) SWAPS (INCLUDING TOTAL RETURN SWAPS, INTEREST RATE SWAPS AND CREDIT DEFAULT SWAPS):

                            (A)    Total return swaps are subject to the
                     following provisions: Only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining Moody's Eligible Assets. If the Trust has an unrealized gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the Preferred Shares Basic Maintenance Amount;

                            (B) Swaps other than total return swaps and credit default swaps are subject to the following provisions: The Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the outstanding shares of Preferred Shares without the written consent of Moody's. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3;

                            (C) Credit default swaps are subject to the following provisions:

                                   (I)    For purposes of calculating Moody's
                            Eligible Assets, the underlying securities subject to a credit default swap sold by the Trust will be subject to the applicable Moody's Discount Factor (for corporate debt securities in subsection (1) under the definition of Moody's Discount Factor above or other securities as applicable) for each security subject to the swap; and

                                   (II)   If the Trust purchases a credit
                            default swap, the Market Value of the credit default swap will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor (for corporate debt securities in subsection (1) under the definition of Moody's Discount Factor above) assessed based on the counterparty rating.

                     (iii)  OTHER DERIVATIVES: If not otherwise provided for in
              (a)(i)-(ii) above, derivative instruments shall be treated as follows: Any derivative instruments

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              will be valued pursuant to the Trust's valuation procedures on a
              Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, if applicable, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the Preferred Shares Basic Maintenance Amount. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will either have a mutually agreed upon valuation by Moody's and the Trust for purposes of determining Moody's Eligible Assets or will be excluded from Moody's Eligible Assets. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is based upon an individual security or securities that are Moody's Eligible Assets (e.g., a purchased call option on a bond that is in-the-money) will be valued as follows for purposes of determining Moody's Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be
              (1) reduced as described in (A) and (2) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty, with the remaining amount after these reductions then added to Moody's Eligible Assets.

                     (iv) EXCHANGE-TRADED FUTURES, OPTION OR OPTION ON FUTURES CONTRACTS BASED ON AN INDEX: If the Trust purchases or sells any exchange-traded futures, option or option on futures contract based on an index, it is subject to the following limitations (transactions that are terminating contracts already held by the Trust at the time of such transactions are exempt from such limitations):

                            (A) For financial futures contracts based on an index, the total number of contracts held at any one time should not, without the written consent of Moody's, exceed 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Moody's;

                            (B)    The Market Value of financial futures
                     contracts based on an index are limited to 80% of Moody's Eligible Assets or 50% of the Trust's holdings, whichever is greater; and

                            (C) Financial futures contracts based on an index should be limited to clearinghouses that are rated no lower than A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated A by S&P or Fitch).

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                     (v)    PROHIBITIONS: The Trust will not:

                            (A) Engage in options and futures transactions for leveraging or speculative purposes without the written consent of Moody's; or

                            (B) Write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset without the written consent of Moody's.

                     (vi) FORWARD COMMITMENTS: For so long as any Preferred Shares are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are otherwise permitted under this paragraph 10(a)), except that the Trust may enter into such contracts to purchase newly issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

                            (A) The Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's or, if not rated by Moody's, rated F-1 by Fitch, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

                            (B) The Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

                     (vii) DISCOUNTED VALUE OF FORWARD COMMITMENTS: For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

              (b) For so long as any shares of AMPS are rated by Fitch, the Trust may buy or sell futures contracts, may write, purchase or sell options, may enter into swaps and may engage in securities lending, and may engage in other derivatives transactions (collectively, "Fitch Hedging Transactions"), in each case without being required to

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       receive written confirmation from Fitch to engage in such transactions;
       PROVIDED, however, that Fitch Hedging Transactions are subject to the following limitations:

                     (i) SECURITIES LENDING: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust's total gross assets or such other percentage as the Trust and Fitch may agree. For purposes of calculating the Preferred Shares Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor (for Corporate Debt Securities) applied to each such lent security. The obligation to return collateral for such securities lent shall not be included as an obligation/liability for purposes of calculating the Preferred Shares Basic Maintenance Amount. Moreover, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these Bylaws in securities that otherwise would qualify as Fitch Eligible Assets. As collateral for securities lent, the Trust also may receive securities that otherwise would qualify as Fitch Eligible Assets. In either such event, to the extent that the securities lending collateral constitutes Fitch Eligible Assets, if the value of such collateral exceeds, whether due to appreciation or otherwise, the value of the securities lent, in each case after applying the appropriate Fitch Discount Factor, such excess shall be included as a Fitch Eligible Asset. Conversely, if the discounted value of such securities lending collateral is less than the discounted value of the securities lent, such difference shall be included as an obligation/liability of the Trust for purposes of calculating the Preferred Shares Basic Maintenance Amount.

                     (ii) SWAPS (INCLUDING TOTAL RETURN SWAPS, INTEREST RATE SWAPS AND CREDIT DEFAULT SWAPS):

                            (A)    Total return swaps are subject to the
                     following provisions: Only the cumulative unsettled profit and loss from a total return swap transaction will be calculated when determining Fitch Eligible Assets. If the Trust has an unrealized gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Fitch Eligible Assets in calculating the Preferred Shares Basic Maintenance Amount;

                            (B) Swaps other than total return swaps and credit default swaps are subject to the following provisions: The Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the outstanding shares of Preferred Shares without the written consent of Fitch. At the time a swap is executed, the Trust will

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                     only enter into swap transactions where the counterparty
                     has at least a Fitch rating of A- or Moody's rating of A3;

                            (C) Credit default swaps are subject to the following provisions:

                                   (I)    For purposes of calculating Fitch
                            Eligible Assets, the underlying securities subject to a credit default swap sold by the Trust will be subject to the applicable Fitch Discount Factor (for Corporate Debt Securities or other securities as applicable) for each security subject to the swap; and

                                   (II)   If the Trust purchases a credit
                            default swap, the Market Value of the credit default swap will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor (for Corporate Debt Securities) assessed based on the counterparty rating.

                     (iii)  OTHER DERIVATIVES: If not otherwise provided for in
              (b)(i)-(ii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Trust's valuation procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, if applicable, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the Preferred Shares Basic Maintenance Amount. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is not based upon an individual security or securities that are Fitch Eligible Assets will either have a mutually agreed upon valuation by Fitch and the Trust for purposes of determining Fitch Eligible Assets or will be excluded from Fitch Eligible Assets. Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is based upon an individual security or securities that are Fitch Eligible Assets (e.g., a purchased call option on a bond that is in-the-money) will be valued as follows for purposes of determining Fitch Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be reduced by applying the Fitch Discount Factor (as it would apply to the underlying security or securities) and then added to Fitch Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be (1) reduced as described in (A) and (2) further reduced by applying to the remaining amount the Fitch Discount Factor determined by reference to the credit rating of the derivative counterparty, with the remaining amount after these reductions then added to Fitch Eligible Assets.

                     (iv) EXCHANGE-TRADED FUTURES, OPTION OR OPTION ON FUTURES CONTRACTS BASED ON AN INDEX: If the Trust purchases or sells any exchange-traded futures, option or option on futures contract based on an index, it is subject to the

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              following limitations (transactions that are terminating contracts already held by the Trust at the time of such transactions are exempt from such limitations):

                            (A) For financial futures contracts based on an index, the total number of contracts held at any one time should not, without the written consent of Fitch, exceed 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Fitch;

                            (B)    The Market Value of financial futures
                     contracts based on an index are limited to 80% of Fitch Eligible Assets or 50% of the Trust's holdings, whichever is greater; and

                            (C) Financial futures contracts based on an index should be limited to clearinghouses that are rated no lower than A by Fitch (or, if not rated by Fitch but rated by S&P or Moody's, rated A by S&P or Moody's).

                     (v)    PROHIBITIONS: The Trust will not:

                            (A) Engage in options and futures transactions for leveraging or speculative purposes without the written consent of Fitch; or

                            (B) Write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset without the written consent of Fitch.

                     (vi) FORWARD COMMITMENTS: For so long as any Preferred Shares are rated by Fitch, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Fitch Hedging Transactions that are otherwise permitted under this paragraph 10(b)), except that the Trust may enter into Forward Commitments, subject to the following limitations:

                            (A) The Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated F-1 by Fitch or, if not rated by Fitch, rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

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                            (B)    The Trust will not enter into a Forward
                     Commitment unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

                     (vii) DISCOUNTED VALUE OF FORWARD COMMITMENTS: For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

              (c) For so long as any Preferred Shares are outstanding and Moody's or Fitch is, or both are, rating such shares, the Trust will not, unless it has received written confirmation from Moody's or Fitch or both, as applicable, that any such action would not impair the rating then assigned by such Rating Agency to such shares, engage in any one or more of the following transactions:

                     (i) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if:

                            (A) the Preferred Shares Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing, and

                            (B)    such borrowing:

                                   (I)    is privately arranged with a bank or
                            other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed; or

                                   (II)   is for "temporary purposes," is
                            evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding 5% of the value of the total assets of the Trust at the time of the borrowing (for purposes of the foregoing, "temporary purposes" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed);

                     (ii) except as provided in paragraph 4 of this Part I, issue additional shares of any series of Preferred Shares or any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolutions, liquidation or winding up of the Trust, or reissue any Preferred Shares previously purchased or redeemed by the Trust;

                     (iii)  engage in any short sales of securities;

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                     (iv)   merge or consolidate into or with any other
              corporation or entity; or

                     (v)    change the Pricing Service.

11.    MISCELLANEOUS.

              (a) AMENDMENT OF THIS SECTION TO ADD ADDITIONAL SERIES. Subject to the provisions of paragraph 10(c)(ii) of this Part I, the Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Section 12.1 or required by applicable law), amend this Section 12.1 to (1) reflect any amendments hereto which the Trustees are entitled to adopt pursuant to the terms of this Section 12.1 without shareholder approval or (2) add additional series of Preferred Shares or additional shares of a series of Preferred Shares (and terms relating thereto) to the series and Preferred Shares theretofore described thereon. Each such additional series and all such additional shares shall be governed by the terms of this Section 12.1.

              (b) NO FRACTIONAL SHARES. No fractional shares of Preferred Shares shall be issued.

              (c) STATUS OF PREFERRED SHARES REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued preferred shares without designation as to series.

              (d) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions of this Section 12.1 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Section 12.1 with respect to any series of Preferred Shares prior to the issuance of shares of such series.

              (e)    HEADING NOT DETERMINATIVE. The headings contained in this
       Section 12.1 are for convenience of reference only and shall not affect the meaning or interpretation of this Section 12.1.

              (f) NOTICES. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                    PART II.

1.     ORDERS.

              (a) Prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

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                     (i)    each Beneficial Owner of shares of such series may
              submit to its Broker-Dealer by telephone or otherwise information as to:

                            (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                            (B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                            (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series;

and

                     (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith, for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

       For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph 1(a) is hereinafter referred to as an "Order" and collectively as "Orders," and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

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              (b)    (i)    A Bid by a Beneficial Owner or an Existing
       Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                            (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                            (B) such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph 4(a) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                            (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph 4(b) of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

              (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                     (A) the number of Outstanding shares of such series specified in such Sell Order; or

                     (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (iii) of paragraph 4(b) of this Part II if Sufficient Clearing Bids for shares of such series do not exist; PROVIDED, HOWEVER, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of paragraph 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

              (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

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                     (A)    the number of outstanding shares of such series
              specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                     (B) such number or a lesser number of Outstanding shares of such series as set forth in clause (v) of paragraph 4(a) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

              (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

2.     SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

              (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                     (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                     (ii) the aggregate number of shares of such series that are the subject of such Order;

                     (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                            (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

                            (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                            (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

                     (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

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              (b)    If any rate specified in any Bid contains more than three
       figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

              (c) If an Order or Orders covering all of the outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; PROVIDED, HOWEVER, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 91 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

              (d) If one or more Orders of an Existing Holder are submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                     (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                     (ii)   (A)    any Bid for shares of such series shall be
              considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                            (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                            (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent

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              with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                            (D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause
              (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                     (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

              (e) If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid, with the rate and number of shares therein specified.

              (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

              (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                     (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such series);

                     (ii) from the Submitted Orders for shares of such series whether:

                            (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

                     exceeds or is equal to the sum of:

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                            (B)    the number of Outstanding shares of such
                     series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

                            (C) the number of Outstanding shares of such series subject to Submitted Sell Orders

              (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and
              (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

                     (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                            (A) (I) each such Submitted Bid of Existing Holders specifying the Winning Bid Rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                            (B) (I) each such Submitted Bid of Potential Holders specifying the Winning Bid Rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

              would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

              (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph 3(a) of this Part II, the Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                     (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                     (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to

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              Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                     (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Rate Period next succeeding the Auction shall automatically be the same length as the immediately preceding Rate Period and the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be 90% of the applicable Reference Rate.

4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

       Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 3(a) of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

              (a) If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs 4(d) and 4(e) of this Part II, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                     (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                     (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                     (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

                     (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("remaining shares") equal to the excess of the Available Preferred Shares of such series over the number of Preferred Shares

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              subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph 4(a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the number of Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                     (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through
              (iv) of this paragraph 4(a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

              (b) If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph 4(d) of this Part II, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                     (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                     (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

                     (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the

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              shares of such series subject to such Submitted Bid or Submitted
              Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

              (c) If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

              (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph 4(a) or clause (iii) of paragraph 4(b) of this Part II, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

              (e) If, as a result of the procedures described in clause (v) of paragraph 4(a) of this Part II, any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

              (f) Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred

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       Shares that have been made in respect of Potential Holders' or Potential
       Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

              (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5.     FORCE MAJEURE.

              (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Applicable Rate for the next Rate Period shall be the Applicable Rate determined on the previous Auction Date.

              (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the dividend payable on such date cannot be paid for any such reason, then:

                     (i) The Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Trust and the Auction Agent are able to cause the dividend to be paid using commercially reasonable best efforts;

                     (ii) The affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                     (iii) The next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

6.     AUCTION AGENT.

       For so long as any Preferred Shares are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other institution independent of the Trust and its affiliates (which, however, may engage or have engaged in business transactions with the Trust or its affiliates), and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction

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Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding, the Trustees shall attempt to appoint another qualified commercial bank, trust company or institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of Preferred Shares shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of Preferred Shares and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

7.     TRANSFER OF PREFERRED SHARES.

       Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; PROVIDED, HOWEVER, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 7 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

8.     GLOBAL CERTIFICATE.

       Prior to the commencement of a Voting Period, (i) all of the shares of a series of Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Preferred Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

                                   ARTICLE 13
                             AMENDMENT TO THE BYLAWS

       13.1 General. Subject to paragraph 4 of Part I of Article 12 and except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and

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a majority of the Continuing Trustees then in office at any meeting of the
Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

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